AMENDMENT NUMBER TWO
                               COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                     1992 STOCK OPTION PLAN


         WHEREAS, Countrywide Credit Industries, Inc. (the "Company") desires to amend its 1992 Stock Option Plan, as amended (the "Plan"), to add further provisions to clarify the procedure in the Plan allowing for the naming of death beneficiaries to exercise options upon the death of an option holder so as to avoid the inclusion of options in an option holder's probate estate in certain jurisdiction.

     NOW, THEREFORE,  the Plan shall be amended as follows  effective  September
          22, 1997:

     1. The first sentence of Section 5(f) shall be amended in its entirety to read as follows:

     No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise then pursuant to a beneficiary designation made under Section 12(c) hereof or by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative.

     2.   Section  5(i)(4)  shall be amended in its entirety to read as follows:
          (4) If an Optionee dies while an employee of the Company or any Subsidiary or within three (3) months after termination as described in clause (1) of this Section 5(i) or within one (1) year after termination as a result of Disability as described in clause (2) of this Section 5(i), the Option may be exercised at any time within one
          (1) year after the Optionee's death by the person or persons to whom the Optionee's rights pass by designation pursuant to Section 12(c), or, absent such a designation, by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination.

     3. A new Section 12(d) shall be added to read as follows: (d) Effect of Death. In the event of the death of any Optionee hereunder, the term "Optionee" as used hereunder shall thereafter be deemed to refer to the beneficiary of beneficiaries designated pursuant to Section 12(c) hereof, or if no such designation is in effect, the person to whom the Optionee's rights pass by will or applicable law, or, if no such person has such right, the executor or administrator of the estate of such Optionee.

 IN WITNESS WHEREOF, the Company has caused this first amendment to be executed by its duly authorized officer this ____ day of September, 1997.

     Countrywide Credit Industries, Inc.



     By:____________________________
     Sandor E. Samuels
     Managing Director
Attest:


-------------------------------
Gwen J. Eells
Assistant Secretary

LT972590.090/1+